For Immediate Release

LPL Financial Announces First Quarter 2025 Results

Key Financial Results:
•Net Income was $319 million, translating to diluted earnings per share ("EPS") of $4.24, up 11% from a year ago
•Adjusted EPS* increased 22% year-over-year to $5.15
◦Gross profit* increased 19% year-over-year to $1,273 million
◦Core G&A* increased 14% year-over-year to $413 million
◦Adjusted pre-tax income* increased 23% year-over-year to $509 million
Key Business Results:
•Total advisory and brokerage assets increased 25% year-over-year to $1.8 trillion
◦Advisory assets increased 23% year-over-year to $977 billion
◦Advisory assets as a percentage of total assets decreased to 54.5%, down from 55.0% a year ago
•Total organic net new assets were $71 billion, representing 16% annualized growth
◦This included $27 billion of assets from Prudential Advisors ("Prudential") and $16 billion of assets from Wintrust Investments, LLC and certain private client business at Great Lakes Advisors, LLC (collectively, "Wintrust") that onboarded during the first quarter, as well as $0.7 billion of assets that off-boarded as part of the previously disclosed planned separation from misaligned large OSJs. Prior to these impacts, organic net new assets were $29 billion, translating to a 7% annualized growth rate
•Recruited assets(1) were $39 billion, up 91% from a year ago
◦Recruited assets over the trailing twelve months were a record of $167 billion
•Total client cash balances were $53 billion, a decrease of $2 billion sequentially and an increase of $7 billion year-over-year
◦Client cash balances as a percentage of total assets were 3.0%, down from 3.2% in the prior quarter and prior year

Key Capital and Liquidity Results:
•Corporate cash(2) was $621 million
•Leverage ratio(3) was 1.82x
•Share repurchases were $100 million and dividends paid were $22.4 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
Large Institutions:
•Prudential: Completed the onboarding of Prudential, with $67 billion of brokerage and advisory assets, of which $27 billion transitioned onto our platform in Q1
•Wintrust: Onboarded Wintrust, with $16 billion of brokerage and advisory assets transitioning onto our platform in Q1
•First Horizon Bank ("First Horizon"): In April 2025, announced a strategic relationship agreement with First Horizon to transition support of the broker-dealer and investment advisory services of First Horizon Advisors, Inc., to LPL’s Institution Services platform, expected to be completed in the second half of 2025. First Horizon supports approximately 110 financial advisors who collectively serve $16 billion of client assets
M&A:
•Commonwealth Financial Network ("Commonwealth"): Announced a definitive purchase agreement to acquire Commonwealth, a privately-held independent wealth management firm headquartered in Massachusetts. Commonwealth supports approximately 3,000 advisors in the U.S., managing $285 billion of brokerage and advisory assets. The Company expects to close the transaction in the second half of 2025, subject to receipt of regulatory approvals and other closing conditions. Conversion is expected to be completed in mid-2026
•Atria Wealth Solutions, Inc. ("Atria"): On-track to complete the conversion in mid-2025
•The Investment Center, Inc. ("The Investment Center"): Closed on the acquisition of The Investment Center, with $7 billion of brokerage and advisory assets
•Liquidity & Succession: Deployed approximately $100 million of capital to close 10 deals in Q1, including one external practice
Capital Management:
•Common Stock Offering: In April 2025, issued $1.7 billion of common stock at a price of $320 per share. Net proceeds from the common stock offering are expected to fund a portion of the cash consideration payable in connection with the acquisition of Commonwealth
•Corporate Debt:
◦In February 2025, issued $1.25 billion of senior unsecured notes, including $750 million of 5.200% notes due 2030 and $500 million of 5.650% notes due 2035. Net proceeds from this offering were used to repay outstanding borrowings under the Company's revolving credit facility
◦In April 2025, issued $1.50 billion of senior unsecured notes, including $500 million of 4.900% notes due 2028, $500 million of 5.150% notes due 2030 and $500 million of 5.750% notes due 2035. Net proceeds from this offering are expected to fund a portion of the cash consideration payable in connection with the acquisition of Commonwealth
Core G&A:
•Lowered the upper end of our 2025 Core G&A* outlook range by $15 million, resulting in an updated range of $1,730 million to $1,765 million. This includes $170 million to $180 million related to Prudential and Atria, but is prior to costs associated with Commonwealth
SAN DIEGO — May 8, 2025 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its first quarter ended March 31, 2025, reporting net income of $319 million, or $4.24 per share. This compares with $289 million, or $3.83 per share, in the first quarter of 2024 and $271 million, or $3.59 per share, in the prior quarter.
"It’s been a strong start to the year for LPL," said Rich Steinmeier, CEO. "We delivered another quarter of strong business performance, reported excellent financial results, and reached an agreement to acquire Commonwealth, significantly accelerating our progress toward our vision to be the best firm in wealth management."

"In the first quarter, we delivered solid business performance and financial results," said Matt Audette, President and CFO. "We onboarded Prudential and Wintrust and are preparing to onboard First Horizon later this year. As a complement to our strong organic growth, we closed and onboarded the acquisition of The Investment Center in March, continue to prepare to onboard our Atria advisors, and lastly, entered into an agreement to acquire Commonwealth Financial Network. Looking ahead, our business momentum and financial strength position us well to continue delivering shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on June 12, 2025 to all stockholders of record as of May 30, 2025.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, May 8, 2025. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(4), LPL supports over 29,000 financial advisors and the wealth management practices of approximately 1,200 financial institutions, servicing and custodying approximately $1.8 trillion in brokerage and advisory assets on behalf of approximately 7 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the expected closing of the Company’s acquisition of Commonwealth;
•the use of proceeds from the issuance of common stock and senior notes to fund a portion of the cash consideration payable in connection with the acquisition of Commonwealth;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Atria, Commonwealth, First Horizon and The Investment Center;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, promotional expense, interest expense and income, depreciation and amortization, leverage ratio (including plans to reduce leverage) and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of May 8, 2025 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's purchase agreement with Commonwealth, including regulatory approvals;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Atria, Commonwealth, First Horizon, and The Investment Center will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,		March 31,
	2025	2024	Change	2024	Change
REVENUE
Advisory	$1,689,245	$1,595,834	6%	$1,199,811	41%
Commission:
Sales-based	610,038	525,795	16%	385,235	58%
Trailing	437,719	439,668	—%	361,211	21%
Total commission	1,047,757	965,463	9%	746,446	40%
Asset-based:
Client cash	392,031	378,816	3%	352,382	11%
Other asset-based	303,210	290,962	4%	248,339	22%
Total asset-based	695,241	669,778	4%	600,721	16%
Service and fee	145,199	139,119	4%	132,172	10%
Transaction	67,864	61,535	10%	57,258	19%
Interest income, net	43,851	46,680	(6%)	43,525	1%
Other	(19,150)	33,942	n/m	52,660	n/m
Total revenue	3,670,007	3,512,351	4%	2,832,593	30%
EXPENSE
Advisory and commission	2,353,925	2,250,427	5%	1,733,487	36%
Compensation and benefits	305,546	321,933	(5%)	274,369	11%
Promotional	145,645	162,057	(10%)	126,619	15%
Depreciation and amortization	92,356	92,032	—%	67,158	38%
Interest expense on borrowings	85,862	81,979	5%	60,082	43%
Occupancy and equipment	77,240	75,538	2%	66,264	17%
Brokerage, clearing and exchange	44,138	34,789	27%	30,532	45%
Amortization of other intangibles	43,521	42,614	2%	29,552	47%
Professional services	36,326	32,055	13%	13,279	174%
Communications and data processing	19,506	18,772	4%	19,744	(1%)
Other	48,689	58,874	(17%)	37,315	30%
Total expense	3,252,754	3,171,070	3%	2,458,401	32%
INCOME BEFORE PROVISION FOR INCOME TAXES	417,253	341,281	22%	374,192	12%
PROVISION FOR INCOME TAXES	98,680	70,532	40%	85,428	16%
NET INCOME	$318,573	$270,749	18%	$288,764	10%
EARNINGS PER SHARE
Earnings per share, basic	$4.27	$3.62	18%	$3.87	10%
Earnings per share, diluted	$4.24	$3.59	18%	$3.83	11%
Weighted-average shares outstanding, basic	74,600	74,785	—%	74,562	—%
Weighted-average shares outstanding, diluted	75,112	75,337	—%	75,463	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and equivalents	$1,229,181	$967,079
Cash and equivalents segregated under federal or other regulations	1,513,037	1,597,249
Restricted cash	112,458	119,724
Receivables from clients, net	613,766	633,834
Receivables from brokers, dealers and clearing organizations	112,249	76,545
Advisor loans, net	2,468,033	2,281,088
Other receivables, net	939,411	902,777
Investment securities ($122,729 and $42,267 at fair value at March 31, 2025 and December 31, 2024, respectively)	138,007	57,481
Property and equipment, net	1,237,693	1,210,027
Goodwill	2,213,100	2,172,873
Other intangibles, net	1,570,558	1,482,988
Other assets	1,815,729	1,815,739
Total assets	$13,963,222	$13,317,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,045,285	$1,898,665
Payables to brokers, dealers and clearing organizations	252,035	129,228
Accrued advisory and commission expenses payable	303,837	323,996
Corporate debt and other borrowings, net	5,686,678	5,494,724
Accounts payable and accrued liabilities	479,803	588,450
Other liabilities	2,071,801	1,951,739
Total liabilities	10,839,439	10,386,802
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 131,194,549 shares and 130,914,541 shares issued at March 31, 2025 and December 31, 2024, respectively	131	131
Additional paid-in capital	2,089,155	2,066,268
Treasury stock, at cost — 56,611,181 shares and 56,253,909 shares at March 31, 2025 and December 31, 2024, respectively	(4,331,582)	(4,202,322)
Retained earnings	5,366,079	5,066,525
Total stockholders’ equity	3,123,783	2,930,602
Total liabilities and stockholders’ equity	$13,963,222	$13,317,404

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q1 2025	Q4 2024	Change	Q1 2024	Change
Gross Profit(5)
Advisory	$1,689,245	$1,595,834	6%	$1,199,811	41%
Trailing commissions	437,719	439,668	—%	361,211	21%
Sales-based commissions	610,038	525,795	16%	385,235	58%
Advisory fees and commissions	2,737,002	2,561,297	7%	1,946,257	41%
Production-based payout(6)	(2,374,368)	(2,248,674)	6%	(1,686,332)	41%
Advisory fees and commissions, net of payout	362,634	312,623	16%	259,925	40%
Client cash(7)	408,224	397,001	3%	373,408	9%
Other asset-based(8)	303,210	290,962	4%	248,339	22%
Service and fee	145,199	139,119	4%	132,172	10%
Transaction	67,864	61,535	10%	57,258	19%
Interest income, net(9)	27,637	28,481	(3%)	22,482	23%
Other revenue(10)	2,023	32,705	(94%)	3,382	(40%)
Total net advisory fees and commissions and attachment revenue	1,316,791	1,262,426	4%	1,096,966	20%
Brokerage, clearing and exchange expense	(44,138)	(34,789)	27%	(30,532)	45%
Gross Profit(5)	1,272,653	1,227,637	4%	1,066,434	19%
G&A Expense
Core G&A(11)	413,069	421,894	(2%)	363,513	14%
Regulatory charges	6,887	7,335	(6%)	7,469	(8%)
Promotional (ongoing)(12)(13)	151,932	173,191	(12%)	132,311	15%
Acquisition costs excluding interest(13)	43,407	37,261	16%	9,524	n/m
Employee share-based compensation	18,366	26,067	(30%)	22,633	(19%)
Total G&A	633,661	665,748	(5%)	535,450	18%
Loss on extinguishment of debt	—	3,983	(100%)	—	—%
EBITDA(14)	638,992	557,906	15%	530,984	20%
Depreciation and amortization	92,356	92,032	—%	67,158	38%
Amortization of other intangibles	43,521	42,614	2%	29,552	47%
Interest expense on borrowings(15)	80,725	81,979	(2%)	60,082	34%
Acquisition costs - interest(13)	5,137	—	100%	—	100%
INCOME BEFORE PROVISION FOR INCOME TAXES	417,253	341,281	22%	374,192	12%
PROVISION FOR INCOME TAXES	98,680	70,532	40%	85,428	16%
NET INCOME	$318,573	$270,749	18%	$288,764	10%
Earnings per share, diluted	$4.24	$3.59	18%	$3.83	11%
Weighted-average shares outstanding, diluted	75,112	75,337	—%	75,463	—%
Adjusted EBITDA(14)	$682,399	$584,783	17%	$540,508	26%
Adjusted pre-tax income(16)	$509,318	$410,772	24%	$413,268	23%
Adjusted EPS(17)	$5.15	$4.25	21%	$4.21	22%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2025	Q4 2024	Change	Q1 2024	Change
Market Drivers
S&P 500 Index (end of period)	5,612	5,882	(5%)	5,254	7%
Russell 2000 Index (end of period)	2,012	2,230	(10%)	2,125	(5%)
Fed Funds daily effective rate (average bps)	433	466	(33bps)	533	(100bps)

Advisory and Brokerage Assets(18)
Advisory assets	$977.4	$957.0	2%	$793.0	23%
Brokerage assets	817.5	783.7	4%	647.9	26%
Total Advisory and Brokerage Assets	$1,794.9	$1,740.7	3%	$1,440.9	25%
Advisory as a % of Total Advisory and Brokerage Assets	54.5%	55.0%	(50bps)	55.0%	(50bps)

Assets by Platform
Corporate advisory assets(19)	$699.1	$678.3	3%	$537.6	30%
Independent RIA advisory assets(19)	278.3	278.7	—%	255.4	9%
Brokerage assets	817.5	783.7	4%	647.9	26%
Total Advisory and Brokerage Assets	$1,794.9	$1,740.7	3%	$1,440.9	25%

Centrally Managed Assets
Centrally managed assets(20)	$164.4	$160.0	3%	$121.7	35%
Centrally Managed as a % of Total Advisory Assets	16.8%	16.7%	10bps	15.3%	150bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2025	Q4 2024	Change	Q1 2024	Change
Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$35.7	$49.3	n/m	$16.2	n/m
Organic net new brokerage assets	35.2	18.8	n/m	0.5	n/m
Total Organic Net New Assets	$70.9	$68.0	n/m	$16.7	n/m

Acquired Net New Assets(21)
Acquired net new advisory assets	$1.9	$21.8	n/m	$—	n/m
Acquired net new brokerage assets	6.0	67.5	n/m	—	n/m
Total Acquired Net New Assets	$7.9	$89.3	n/m	$—	n/m

Total Net New Assets(21)
Net new advisory assets	$37.6	$71.1	n/m	$16.2	n/m
Net new brokerage assets	41.2	86.2	n/m	0.5	n/m
Total Net New Assets	$78.8	$157.3	n/m	$16.7	n/m

Net brokerage to advisory conversions(22)	$5.9	$4.8	n/m	$3.6	n/m
Organic advisory NNA annualized growth(23)	14.9%	22.1%	n/m	8.8%	n/m
Total organic NNA annualized growth(23)	16.3%	17.1%	n/m	4.9%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$31.7	$64.5	n/m	$13.9	n/m
Independent RIA net new advisory assets	5.9	6.6	n/m	2.3	n/m
Total Net New Advisory Assets	$37.6	$71.1	n/m	$16.2	n/m
Centrally managed net new advisory assets(21)	$6.5	$24.9	n/m	$3.6	n/m

Net buy (sell) activity(24)	$42.0	$38.3	n/m	$37.8	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2025	Q4 2024	Change	Q1 2024	Change
Client Cash Balances (in billions)(25)
Insured cash account sweep	$36.1	$38.3	(6%)	$32.6	11%
Deposit cash account sweep	10.7	10.7	—%	9.2	16%
Total Bank Sweep	46.8	49.0	(4%)	41.8	12%
Money market sweep	4.3	4.3	—%	2.4	79%
Total Client Cash Sweep Held by Third Parties	51.1	53.3	(4%)	44.2	16%
Client cash account (CCA)	1.9	1.8	6%	2.1	(10%)
Total Client Cash Balances	$53.1	$55.1	(4%)	$46.3	15%
Client Cash Balances as a % of Total Assets	3.0%	3.2%	(20bps)	3.2%	(20bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)
Insured cash account sweep	$36.0	$299,618	337	$34.8	$292,661	335	$33.2	$266,792	323
Deposit cash account sweep	10.2	89,728	356	9.8	83,879	340	8.9	83,978	378
Total Bank Sweep	46.2	389,346	341	44.6	376,540	336	42.1	350,770	335
Money market sweep	4.1	2,685	26	3.3	2,277	28	2.3	1,612	28
Total Client Cash Held By Third Parties	50.4	392,031	316	47.9	378,817	315	44.4	352,382	319
Client cash account (CCA)	1.8	16,193	368	1.8	18,184	407	1.8	21,026	467
Total Client Cash	52.2	408,224	317	49.7	397,001	318	46.2	373,408	325
Margin receivables	0.6	11,444	789	0.6	11,506	829	0.5	10,249	890
Other interest revenue	1.3	16,193	512	1.3	16,975	524	0.9	12,233	535
Total Client Cash and Interest Income, Net	$54.0	$435,861	327	$51.6	$425,482	329	$47.6	$395,890	334
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	March 2025	February 2025	Change	January 2025	December 2024
Advisory and Brokerage Assets(18)
Advisory assets	$977.4	$995.0	(2%)	$992.4	$957.0
Brokerage assets	817.5	828.2	(1%)	819.4	783.7
Total Advisory and Brokerage Assets	$1,794.9	$1,823.1	(2%)	$1,811.8	$1,740.7

Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$12.7	$9.6	n/m	$13.4	$12.5
Organic net new brokerage assets	0.5	14.1	n/m	20.5	12.9
Total Organic Net New Assets	$13.1	$23.8	n/m	$34.0	$25.5

Acquired Net New Assets(21)
Acquired net new advisory assets	$1.8	$—	n/m	$0.1	$—
Acquired net new brokerage assets	5.3	0.7	n/m	—	$0.2
Total Acquired Net New Assets	$7.1	$0.7	n/m	$0.1	$0.3

Total Net New Assets(21)
Net new advisory assets	$14.5	$9.6	n/m	$13.5	$12.6
Net new brokerage assets	5.8	14.8	n/m	20.6	13.2
Total Net New Assets	$20.2	$24.5	n/m	$34.1	$25.8
Net brokerage to advisory conversions(22)	$1.9	$1.9	n/m	$2.1	$2.0

Client Cash Balances(25)
Insured cash account sweep	$36.1	$35.6	1%	$36.2	$38.3
Deposit cash account sweep	10.7	10.2	5%	10.0	10.7
Total Bank Sweep	46.8	45.8	2%	46.3	49.0
Money market sweep	4.3	4.0	8%	4.1	4.3
Total Client Cash Sweep Held by Third Parties	51.1	49.8	3%	50.4	53.3
Client cash account (CCA)	1.9	1.5	27%	1.8	1.8
Total Client Cash Balances	$53.1	$51.3	4%	$52.2	$55.1

Net buy (sell) activity(24)	$13.2	$14.3	n/m	$14.5	$13.5

Market Drivers
S&P 500 Index (end of period)	5,612	5,955	(6%)	6,041	5,882
Russell 2000 Index (end of period)	2,012	2,163	(7%)	2,288	2,230
Fed Funds effective rate (average bps)	433	433	—bps	433	448
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2025	Q4 2024	Change	Q1 2024	Change
Commission Revenue by Product
Annuities	$615,594	$561,918	10%	$436,473	41%
Mutual funds	233,895	232,529	1%	186,540	25%
Fixed income	61,553	59,332	4%	48,641	27%
Equities	49,074	45,829	7%	35,451	38%
Other	87,641	65,855	33%	39,341	123%
Total commission revenue	$1,047,757	$965,463	9%	$746,446	40%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$365,767	$314,591	16%	$229,077	60%
Mutual funds	55,607	52,908	5%	43,496	28%
Fixed income	61,553	59,332	4%	48,641	27%
Equities	49,074	45,829	7%	35,451	38%
Other	78,037	53,135	47%	28,570	173%
Total sales-based commissions	$610,038	$525,795	16%	$385,235	58%
Trailing commissions
Annuities	$249,827	$247,327	1%	$207,396	20%
Mutual funds	178,288	179,621	(1%)	143,044	25%
Other	9,604	12,720	(24%)	10,771	(11%)
Total trailing commissions	$437,719	$439,668	—%	$361,211	21%
Total commission revenue	$1,047,757	$965,463	9%	$746,446	40%

Payout Rate(6)	86.75%	87.79%	(104bps)	86.64%	11bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2025	Q4 2024
Cash and equivalents	$1,229,181	$967,079
Cash at regulated subsidiaries	(1,085,459)	(884,779)
Excess cash at regulated subsidiaries per the Credit Agreement	476,908	397,138
Corporate Cash(2)	$620,630	$479,438

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$104,080	$39,782
Excess cash at regulated subsidiaries per the Credit Agreement	476,908	397,138
Cash at non-regulated subsidiaries	39,642	42,518
Corporate Cash	$620,630	$479,438

Leverage Ratio
Total debt	$5,720,000	$5,517,000
Total corporate cash	620,630	479,438
Credit Agreement Net Debt	$5,099,370	$5,037,562
Credit Agreement EBITDA (trailing twelve months)(27)	$2,797,285	$2,665,033
Leverage Ratio	1.82x	1.89x

	March 31, 2025
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+37.5 bps / SOFR+147.5 bps	5.794%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	5.760%	5/19/2025
Senior Unsecured Term Loan A	1,020,000	SOFR+147.5 bps(b)	5.798%	12/5/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Total / Weighted Average	$5,720,000		5.376%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2025	Q4 2024	Change	Q1 2024	Change
Business Metrics
Advisors	29,493	28,888	2%	22,884	29%
Net new advisors	605	5,202	(88%)	224	170%
Annualized advisory fees and commissions per advisor(28)	$375	$390	(4%)	$342	10%
Average total assets per advisor ($ in millions)(29)	$60.9	$60.3	1%	$63.0	(3%)
Transition assistance loan amortization ($ in millions)(30)	$81.8	$76.3	7%	$58.3	40%
Total client accounts (in millions)	10.4	10.0	4%	8.4	24%
Recruited AUM ($ in billions)	38.6	78.7	(51%)	20.2	91%

Employees(31)	9,118	9,051	1%	8,252	10%

AUM retention rate (quarterly annualized)(32)	98.2%	97.3%	90bps	97.4%	80bps

Capital Management
Capital expenditures ($ in millions)(33)	$119.5	$165.5	(28%)	$121.0	(1%)
Acquisitions, net ($ in millions)(34)	$95.1	$847.9	(89%)	$10.2	n/m

Share repurchases ($ in millions)	$100.0	$100.0	—%	$70.0	43%
Dividends ($ in millions)	22.4	22.5	—%	22.4	—%
Total Capital Returned ($ in millions)	$122.4	$122.5	—%	$92.4	32%
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles, acquisition costs, losses on extinguishment of debt, and amounts related to the departure of the Company's former Chief Executive Officer, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; losses on extinguishment of debt; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs, amounts related to the departure of the Company's former Chief Executive Officer, and losses on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income before provision for income taxes plus amortization of other intangibles, acquisition costs, amounts related to the departure of the Company's former Chief Executive Officer, and losses on extinguishment of debt. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income before provision for income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income before provision for income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A. and certain of Atria's introducing broker-dealer subsidiaries, in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4)    The Company was named a Top RIA custodian (Cerulli Associates, 2024 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Total revenue(a)	$3,670,007	$3,512,351	$2,832,593
Advisory and commission expense	2,353,925	2,250,427	1,733,487
Brokerage, clearing and exchange expense	44,138	34,789	30,532
Employee deferred compensation	(709)	(502)	2,140
Gross profit(a)	$1,272,653	$1,227,637	$1,066,434
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.
(6) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q1 2025	Q4 2024	Q1 2024
Advisory and commission expense	$2,353,925	$2,250,427	$1,733,487
Plus (Less): Advisor deferred compensation	20,443	(1,753)	(47,155)
Production-based payout	$2,374,368	$2,248,674	$1,686,332

Advisory and commission revenue	$2,737,002	$2,561,297	$1,946,257

Payout rate	86.75%	87.79%	86.64%
(7) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Client cash on Management's Statement of Operations	$408,224	$397,001	$373,408
Interest income on CCA balances segregated under federal or other regulations(9)	(16,193)	(18,185)	(21,026)
Client cash on Condensed Consolidated Statements of Income	$392,031	$378,816	$352,382
(8)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(9)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Interest income, net on Management's Statement of Operations	$27,637	$28,481	$22,482
Interest income on CCA balances segregated under federal or other regulations(7)	16,193	18,185	21,026
Interest income on deferred compensation	21	14	17
Interest income, net on Condensed Consolidated Statements of Income	$43,851	$46,680	$43,525
(10) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Other revenue on Management's Statement of Operations(a)	$2,023	$32,705	$3.382
Interest income on deferred compensation	(21)	(14)	(17)
Deferred compensation	(21,152)	1,251	49,295
Other revenue on Condensed Consolidated Statements of Income	$(19,150)	$33,942	$52,660
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.
(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Core G&A Reconciliation
Total expense	$3,252,754	$3,171,070	$2,458,401
Advisory and commission	(2,353,925)	(2,250,427)	(1,733,487)
Depreciation and amortization	(92,356)	(92,032)	(67,158)
Interest expense on borrowings(15)	(85,862)	(81,979)	(60,082)
Brokerage, clearing and exchange	(44,138)	(34,789)	(30,532)
Amortization of other intangibles	(43,521)	(42,614)	(29,552)
Employee deferred compensation	709	502	(2,140)
Loss on extinguishment of debt	—	(3,983)	(—)
Total G&A	633,661	665,748	535,450
Promotional (ongoing)(12)(13)	(151,932)	(173,191)	(132,311)
Acquisition costs excluding interest(13)	(43,407)	(37,261)	(9,524)
Employee share-based compensation	(18,366)	(26,067)	(22,633)
Regulatory charges	(6,887)	(7,335)	(7,469)
Core G&A	$413,069	$421,894	$363,513
(12) Promotional (ongoing) includes $14.8 million, $13.4 million and $8.0 million for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.

(13) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Acquisition costs
Fair value mark on contingent consideration(35)	$6,594	$11,249	$—
Compensation and benefits	17,417	15,950	3,850
Professional services	6,145	7,357	3,246
Promotional(12)	8,538	2,235	2,268
Interest(15)	5,137	—	—
Other	4,713	470	160
Acquisition costs	$48,544	$37,261	$9,524

(14) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
EBITDA and adjusted EBITDA Reconciliation
Net income	$318,573	$270,749	$288,764
Interest expense on borrowings(15)	85,862	81,979	60,082
Provision for income taxes	98,680	70,532	85,428
Depreciation and amortization	92,356	92,032	67,158
Amortization of other intangibles	43,521	42,614	29,552
EBITDA	$638,992	$557,906	$530,984
Acquisition costs excluding interest(13)	43,407	37,261	9,524
Departure of former Chief Executive Officer(a)	—	(14,367)	—
Loss on extinguishment of debt	—	3,983	—
Adjusted EBITDA	$682,399	$584,783	$540,508
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
(15)    Below is a reconciliation of interest expense on borrowings per Management's Statements of Operations to interest expense on borrowings on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Interest expense on borrowings on Management's Statement of Operations	$80,725	$81,979	$60,082
Cost of debt issuance related to Commonwealth acquisition(13)	5,137	—	—
Interest expense on borrowings on Condensed Consolidated Statements of Income	$85,862	$81,979	$60,082

(16)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income before provision for income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q1 2025	Q4 2024	Q1 2024
Income before provision for income taxes	$417,253	$341,281	$374,192
Amortization of other intangibles	43,521	42,614	29,552
Acquisition costs(13)	48,544	37,261	9,524
Departure of former Chief Executive Officer(a)	—	(14,367)	—
Loss on extinguishment of debt	—	3,983	—
Adjusted pre-tax income	$509,318	$410,772	$413,268
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q1 2025		Q4 2024		Q1 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$318,573	$4.24	$270,749	$3.59	$288,764	$3.83
Amortization of other intangibles	43,521	0.58	42,614	0.57	29,552	0.39
Acquisition costs(13)	48,544	0.65	37,261	0.49	9,524	0.13
Departure of former Chief Executive Officer(a)	—	—	(14,367)	(0.19)	—	—
Loss on extinguishment of debt	—	—	3,983	0.05	—	—
Tax benefit	(23,937)	(0.32)	(19,978)	(0.27)	(10,340)	(0.14)
Adjusted net income / adjusted EPS	$386,701	$5.15	$320,262	$4.25	$317,500	$4.21
Diluted share count	75,112		75,337		75,463
Note: Totals may not foot due to rounding.
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to Atria’s seven introducing broker-dealer subsidiaries.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.

(24) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(25) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q1 2025	Q4 2024	Q1 2024
Purchased money market funds	$44.7	$41.0	$32.6
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q1 2025	Q4 2024
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,088,425	$1,058,616
Interest expense on borrowings	299,961	274,181
Provision for income taxes	347,528	334,276
Depreciation and amortization	333,725	308,527
Amortization of other intangibles	149,203	135,234
EBITDA	$2,218,842	$2,110,834
Credit Agreement Adjustments:
Acquisition costs and other(13)(36)	$249,870	$223,614
Employee share-based compensation	84,690	88,957
M&A accretion(37)	237,160	235,048
Advisor share-based compensation	2,740	2,597
Loss on extinguishment of debt	3,983	3,983
Credit Agreement EBITDA	$2,797,285	$2,665,033
(28) Calculated based on the average advisor count from the current period and prior periods.
(29)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(30)    Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.
(31) During the first quarter of 2025, the Company updated its reporting of employees to include all full-time employees, including those reflected in Core G&A, promotional (ongoing) and advisory and commission expense. Prior period disclosures have been updated to reflect this change as applicable.
(32) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(33) Capital expenditures represent cash payments for property and equipment during the period.
(34) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period. Acquisitions, net for the three months ended March 31, 2025 excludes $70.2 million related to The Investment Center, which was prefunded on October 1, 2024 in conjunction with the close of the Atria acquisition, as well as cash inflows associated with working capital and other post-closing adjustments.
(35) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(36) Acquisition costs and other primarily include acquisition costs related to Atria, costs incurred related to the integration of the strategic relationship with Prudential, a $26.4 million reduction related to the departure of the Company’s former Chief Executive Officer and related clawback of share-based compensation awards, and an

$18.0 million regulatory charge recognized during the three months ended September 30, 2024 reflecting the amount of a penalty proposed by the SEC as part of its civil investigation of the Company’s compliance with certain elements of the Company’s AML compliance program.
(37)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.